UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29637 (Commission File Number)	77-0432030 (I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements
SIGNATURES

Item 1.01. Entry into Material Definitive Agreements

     On January 19, 2005, the Compensation Committee of our Board of Directors granted options to purchase shares of our common stock to Vincent G. Ostrosky, our President and Chief Executive Officer, and Stephen Bennion, our Executive Vice President and Chief Financial Officer.

     The option granted to Mr. Ostrosky covers 1,650,000 shares. The exercise price is equal to the closing price of our common stock on the date of grant ($3.40 per share). The option becomes exercisable for 1/48th of the shares when Mr. Ostrosky completes each month of continuous employment after his start date with us (October 21, 2004). In the event that Selectica is subject to a change in control, the option becomes exercisable for 50% of the remaining unvested shares. If Mr. Ostrosky is subject to an involuntary termination within 24 months after the change in control, the option becomes exercisable for all remaining shares. The option has a term of 10 years but will expire earlier if Mr. Ostrosky’s service terminates. The option was granted to Mr. Ostrosky in lieu of the grant contemplated by the employment agreement dated October 1, 2004, between him and Selectica (the “Employment Agreement”). The grant described in the Employment Agreement would have covered 1,300,000 shares but would have provided for an exercise price equal to 85% of the closing price of our common stock on the date of grant.

     The option grant to Mr. Bennion covers 250,000 shares. The exercise price is equal to the closing price of our common stock on the date of grant ($3.40 per share). The option becomes exercisable for 1/48th of the shares when Mr. Bennion completes each month of continuous employment after the date of grant. In the event that Selectica is subject to a change in control and Mr. Bennion is subject to an involuntary termination within 12 months thereafter, the option becomes exercisable for the greater of (a) an additional 25% of the total number of shares or (b) 50% of the remaining unvested shares. The option has a term of 10 years but will expire earlier if Mr. Bennion’s service terminates.

     On January 19, 2005, the Compensation Committee also granted 15,000 restricted shares of our common stock to Mr. Ostrosky pursuant to his Employment Agreement. These shares vest in full when Mr. Ostrosky completes 12 months of continuous employment with us. Pursuant to the Employment Agreement, we will make Mr. Ostrosky whole for all taxes imposed on the restricted stock grant and the tax gross-up.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Vincent Ostrosky
DATE: January 24, 2005		Vincent Ostrosky
Chairman, President and Chief Executive Officer

	By:	/s/ Stephen Bennion
DATE: January 24, 2005		Stephen Bennion
Executive Vice President and Chief Financial Officer